UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2023.

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-55656	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

2990 Redhill Avenue

Costa Mesa, CA 92626

(Address of principal executive offices)

Phone: (949) 273-4990

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CETY	OTCQB

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On January 18, 2023, Clean Energy Technologies, In, a Nevada corporation (the “Company”) received approval from FINRA to conduct reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of one (1) share of common stock for every forty (40) shares of common stock (the “Reverse Stock Split”). The Company filed an Amendment to Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to effectuate the Reverse Stock Split on January 9, 2023. On September 26, 2022, the Board of Directors of the Company and approximately 71% of the shareholders of the Company approved a reverse stock split in the range of 1:10 – 1:125. On January 6, 2023 the reverse split ratio was fixed at 1:40, by the unanimous vote of the Board of Directors and approval by approximately 71% of the Company’s shareholders. The Reverse Stock Split was effective as of the opening of trading on January19, 2023 (the “Effective Time”) and the Company’s common stock continued trading on the OTCQB market on a post-split basis when the market opened on January 19, 2023 under the symbol “CETYD” for 20 days after which time the symbol will revert to “CETY.”

Pursuant to the laws of the State of Nevada, the Company’s state of incorporation, the Company’s Board of Directors and majority of the shareholders are required to effect a reverse stock split because the number of authorized shares of Common Stock remained the same and were not proportionally reduced by the reverse split ratio.

Split Adjustment; Treatment of Fractional Shares

As a result of the Reverse Stock Split, each forty (40) shares of common stock outstanding will automatically combine into one (1) new share of common stock without any action on the part of the holders, and the number of outstanding shares common stock will be reduced from 1,486,995,146 shares to 37,174,934 shares (subject to rounding of fractional shares). There are no shares of preferred stock outstanding or effected by the split.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by 40, will, in lieu of a fractional share, automatically be entitled to receive an additional fractional share of the Company’s common stock to round up to the next whole number. The Company will issue one whole share of the post-Reverse Stock Split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

Reason for the Reverse Stock Split – NASDAQ Up-listing

The Reverse Stock Split is being effected to meet the per share price requirements of the NASDAQ Capital Market current listing exchange in connection with the planned uplisting and secondary offering of the Company’s Common Stock by Craft Capital Markets, which is expected to occur after review of trading activity by NASDAQ’s staff after the Reverse Stock Split. The offering of the Company’s Common Stock and up-listing to NASDAQ is being conducted to fund the Company’s expansion plans. If the Company’s common stock were to fall below $4.00 per share during such time NASDAQ conducts its review and the Company receives approval from NASDAQ and the Securities and Exchange Commission declares the Company’s S-1 effective, it could, among other things, result in noncompliance with certain NASDAQ listing standards.

Certificated and Non-Certificated Shares

The Company’s transfer agent, Colonial Stock Transfer (“Colonial”), is also acting as the exchange agent for the Reverse Stock Split, will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Colonial will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take action to effect the exchange of their share, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will be automatically adjusted. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

Capitalization; Adjustment of Outstanding Securities

The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding shares of preferred stock and stock options and warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

Trading Symbol; New CUSIP

After the Reverse Stock Split, the trading symbol for the Company’s common stock will continue to be “CETY” after the expiration of 20 business days from the Effective Time during which time it will trade under the symbol “CETYD”. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 18452H206.

Certificate of Amendment

The above description of the Certificate of Amendment to the Articles of Incorporation and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Nevada on January 9, 2023 (effective as of January 9,2022).

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

3.7	Amendment to Articles of Incorporation of filed with the Secretary of State of the State of Nevada on January 9, 2023 (effective as of January 9, 2023)

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

/s/ Kambiz Mahdi
By:	Kambiz Mahdi
Chief Executive Officer

Date:	January 19, 2023